UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2015

Kaanapali Land, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	#0-50273 (Commission File Number)	01-0731997 (IRS Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 312-915-1987

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Pacific Trail Holdings, LLC, the sole manager of Kaanapali Land, LLC (the “Company”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Independent Registered Public Accounting Firm to audit the Company’s consolidated financial statements for the fiscal years ending December 31, 2013 and 2014 and review of each of the interim periods in the fiscal year ended December 31, 2014. The engagement of Grant Thornton was effective on March 27, 2015.

During the Company’s two most recent fiscal years and the subsequent interim periods to March 27, 2015, neither the Company, nor anyone on its behalf, consulted with Grant Thornton regarding either (i) the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Grant Thornton did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any of the other matters specified in Items 304(a)(l)(iv) or (v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Kaanapali Land, LLC

March 27, 2015	By:	/s/ Gailen J. Hull
Gailen J. Hull
Chief Financial Officer

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